UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2014

iTALK INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54664	20-5302617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2400 W. Cypress Creek Road, Suite 111, Fort Lauderdale, Florida	33309
(Address of principal executive offices)	(Zip Code)
(877) 652-3834
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

Prior Period Adjustment for Unrecorded Promissory Note

Italk, Inc. (the “Company”) has determined, in the course of preparing financial statements of the Company for the quarterly period ended August 31, 2014, that the Company inadvertently omitted disclosure of a non-cash transaction involving the purchase of inventory paid for with a promissory note in July, 2013 in the amount of $26,359.  The Company did not account for these inventory items in current assets or recognize the related liability for the note as described below.

The impact of this omission on financial disclosures was confined to the Company’s balance sheet in its public filings for the year ending August 31, 2013 and the three subsequent quarters ending November 30, 2013, February 28, 2014 and May 31, 2014, respectively.  There was no affect on reported earnings or retained earnings for these periods. The Company believes the omission was immaterial to its financial disclosures and will account for this transaction in future quarterly and annual filings.

 SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iTALK INC.

Dated: September 4, 2014	By:	/s/ David F. Levy
Name: David F. Levy
Title: President